Exhibit 5.1

DLA Piper LLP (US) 1000 Louisiana Street, Suite 2800 Houston, Texas 77002-5005 www.dlapiper.com

May 11, 2018

CrossAmerica Partners LP

600 West Hamilton Street, Suite 500

Allentown, PA 18101

Dear Ladies and Gentlemen:

We have acted as counsel to CrossAmerica Partners LP, a Delaware limited partnership (the “Partnership”), and CrossAmerica Finance Corp., a Delaware corporation (“Finance Corp.”), as well as Lehigh Gas Wholesale LLC, a Delaware limited liability company, Lehigh Gas Wholesale Services, Inc., a Delaware corporation, LGP Realty Holdings LP, a Delaware limited partnership, LGP Realty Holdings GP LLC, a Delaware limited liability company, LGP Operations LLC, a Delaware limited liability company, Minnesota Nice Holdings Inc. a Delaware corporation, CAP Operations, Inc., a Delaware corporation, NTI Drop Down One, LLC, a Delaware limited liability company, NTI Drop Down Two, LLC, a Delaware limited liability company, NTI Drop Down Three, LLC, a Delaware limited liability company, CAP West Virginia Holdings, LLC, a Delaware limited liability company (collectively, the “Delaware Guarantors”), Erickson Oil Products, Inc. and Freedom Value Centers, Inc., each a Wisconsin corporation (collectively, the “Wisconsin Guarantors”), M & J Operations, LLC, a West Virginia limited liability company (the “West Virginia Guarantor”), Express Lane, Inc., a Florida corporation (the “Florida Guarantor”) and Petroleum Marketers, Incorporated, PM Terminals, Inc., PM Properties, Inc. and Stop in Food Stores, Inc., each a Virginia corporation (collectively, the “Virginia Guarantors” and, together with the Wisconsin Guarantors, the West Virginia Guarantor and the Florida Guarantor, collectively the “Non-Delaware Guarantors”, and together with the Delaware Guarantors, the “Guarantors”) in connection with the registration statement on Form S-3, File No. 333-214713 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership, Finance Corp. and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), including the preliminary prospectus included therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Partnership, Finance Corp. and the Guarantors, as applicable, from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of up to an aggregate of $500,000,000 of securities consisting of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) other classes of units representing limited partner interests in the Partnership (the “Other Units”);

(3) senior debt securities or subordinated debt securities consisting of notes, debentures or other evidences of indebtedness of the Partnership (collectively, the “Debt Securities”) which may be co-issued by Finance Corp., in one or more series, under the senior indenture (the “Senior Indenture”) or the subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Partnership and Finance Corp. and a trustee (the “Trustee”), the forms of which are filed as exhibits to the Registration Statement; and

(4) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors.

The Common Units, the Other Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Offered Securities.” The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

May 11, 2018

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, including the Prospectus;

(ii)	the form of the Senior Indenture;

(iii)	the form of the Subordinated Indenture;

(iv)	resolutions of CrossAmerica GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), of Finance Corp. and of each of the Delaware Guarantors on October 24, 2016 relating to the registration of the Offered Securities and related matters;

(v)	the Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware as of a recent date and the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Partnership Agreement”);

(vi)	the Certificate of Incorporation of Finance Corp, certified by the Secretary of State of the State of Delaware as of a recent date and the bylaws of Finance Corp, as amended to date;

(vii)	the certificate of limited partnership, certificate of incorporation or certificate of formation, as applicable, of each of the Delaware Guarantors, each as certified by the respective Secretary of State, and the bylaws, partnership agreement or limited liability company agreement, as applicable, of each of the Delaware Guarantors, as amended to date;

(viii)	certificates of the Secretary of State of the State of Delaware as to the incorporation or formation and good standing of each of the Partnership, Finance Corp. and each of the Delaware Guarantors under the laws of the State of Delaware, each dated as of a recent date;

(ix)	the Secretary’s Certificate, dated as of the date hereof, of each of the Partnership, Finance Corp and each of the Delaware Guarantors, certifying as to, among other things, the partnership agreement, bylaws, and limited liability company agreement, as applicable, of the Partnership, Finance Corp. and each of the Delaware Guarantors, as in effect as of the date hereof;

(x)	the opinion of Rogers Towers P.A., special counsel to the Partnership, Finance Corp. and the Florida Guarantor with respect to certain matters relating to Florida law; (b) the opinion of Bradley Arant Boult Cummings LLP, special counsel to the Partnership, Finance Corp. and the Virginia Guarantors with respect to certain matters relating to Virginia law; (c) Dinsmore & Shohl LLP, special counsel to the Partnership, Finance Corp. and the West Virginia Guarantor regarding certain matters relating to West Virginia law; (d) and the opinion of DeWitt Ross & Stevens S.C., special counsel to the Partnership, Finance Corp. and the Wisconsin Guarantors with respect to certain matters relating to Wisconsin law; and

May 11, 2018

(xi)	such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making our examination, we have assumed and not verified that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (iii) a prospectus supplement will have been prepared and filed with the SEC describing the Offered Securities offered thereby; (iv) the Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto; (v) each Non-Delaware Guarantor is duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation; (vi) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vii) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

(i)	With respect to the Common Units or Other Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units or Other Units, the terms of the offering thereof and related matters and (b) the Common Units or Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units or Other Units will be validly issued and non-assessable limited partner interests in the Partnership. We note, however, that purchasers of such Common Units or Other Units may be obligated to repay any funds wrongfully distributed to such purchasers by the Partnership.

(ii)

With respect to the Debt Securities and the Guarantees, when (1) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (2) the Partnership, Finance Corp. and the Delaware Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities and the Guarantees, the terms of the offering thereof and related matters; and (3) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. and the Delaware Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, the Debt Securities and the Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Delaware Guarantors, as applicable, enforceable against the Partnership, Finance Corp. and the Delaware Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and

May 11, 2018

similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(iii)	With respect to the Guarantees, assuming (1) the due authorization of the issuance and terms of the Guarantees and related matters by each Non-Delaware Guarantor, (2) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and Finance Corp., as applicable, and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (3) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Non-Delaware Guarantors enforceable against the Non-Delaware Guarantors in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion other than as to the federal laws of the United States of America, the internal laws of the State of New York, DRULPA, the Delaware Limited Liability Company Act, and the Delaware General Corporation Law. Where the laws of other jurisdictions as to the Non-Delaware Guarantors are relevant to such opinions, we have, to the extent necessary in connection with the opinions contained herein, relied upon the following opinions, dated the date hereof, that have been filed with the Commission as exhibits to the Registration Statement: (i) Rogers Towers P.A. with respect to the Florida Guarantor regarding certain matters relating to Florida law (Exhibit 5.2); (ii) Bradley Arant Boult Cummings LLP with respect to the Virginia Guarantors regarding certain matters relating to Virginia law (Exhibit 5.3); (iii) Dinsmore & Shohl LLP with respect to the West Virginia Guarantor regarding certain matters relating to West Virginia law (Exhibit 5.4); (iv) and DeWitt Ross & Stevens S.C. with respect to the Wisconsin Guarantors regarding certain matters relating to Wisconsin law (Exhibit 5.5).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

May 11, 2018

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law after the effective date of the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)